                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of The
     Commission Only (as Permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             VIGNETTE CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

Notes:

                                [VIGNETTE LOGO]

                             VIGNETTE CORPORATION
                          901 South Mopac Expressway
                              Austin, Texas 78746

                                                                 April 13, 2000

TO THE STOCKHOLDERS OF VIGNETTE CORPORATION

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Vignette Corporation (the "Company"), which will be held at the Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas, on Monday, May 15, 2000, at 9:00 A.M., Central Time.

  Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

  It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

  On March 15, 2000, the Company announced a three-for-one stock split of its Common Stock, in the form of a stock dividend, to be paid on April 13, 2000. This stock split is more fully described in the attached Proxy Statement. It is important to note that, except as otherwise indicated in the Proxy Statement, all share numbers and stock values in the Proxy Statement have not been adjusted to reflect this three-for-one stock split.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,
                                                  /s/ Gregory A. Peters
                                                    Gregory A. Peters
                                           President, Chief Executive Officer
                                                and Chairman of the Board

                                [VIGNETTE LOGO]

                             VIGNETTE CORPORATION
                          901 South Mopac Expressway
                              Austin, Texas 78746

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 15, 2000

The Annual Meeting of Stockholders (the "Annual Meeting") of Vignette Corporation (the "Company") will be held at the Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas, on Monday, May 15, 2000, at 9:00 A.M., Central Time, for the following purposes:

  1. To elect two directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

  3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the attached Proxy Statement.

  Only stockholders of record at the close of business on March 24, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 901 South Mopac Expressway, Austin, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                                    /s/ Joel G. Katz
                                                      Joel G. Katz
                                                        Secretary

Austin, Texas
April 13, 2000


                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                             VIGNETTE CORPORATION
                          901 South Mopac Expressway
                              Austin, Texas 78746

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 15, 2000

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Vignette Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas, on Monday, May 15, 2000, at 9:00 A.M., Central Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 13, 2000.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 24, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 64,456,286 shares of Common Stock outstanding. Each stockholder of record on March 24, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on March 24, 2000. All share numbers in this Proxy Statement (including the number of shares outstanding on the record date for the Annual Meeting) have been adjusted to reflect the two-for-one stock split paid by the Company on December 1, 1999 (the "1999 Stock Split") but have not been adjusted to reflect the 2000 Stock Split (as such term is defined in the following paragraph). Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

  On March 15, 2000, the Company announced a three-for-one stock split of its Common Stock to be paid April 13, 2000 (the "2000 Stock Split"). The 2000 Stock Split will be effected in the form of a stock dividend to be issued to each stockholder of record as of March 27, 2000. EXCEPT AS OTHERWISE INDICATED HEREIN, ALL SHARE NUMBERS AND STOCK VALUES IN THIS PROXY STATEMENT HAVE NOT BEEN ADJUSTED TO REFLECT THE 2000 STOCK SPLIT.

Quorum Required

  The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

  Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

  Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

  Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company has retained the services of ChaseMellon Consulting Services, L.L.C. ("ChaseMellon") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon a fee not to exceed $5,500.00 for its services and will reimburse ChaseMellon for certain out-of-pocket expenses that are usual and proper. In addition, the Company may reimburse brokerage houses, fiduciaries, and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company currently has authorized seven directors. In accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2000 Annual Meeting; Class II, whose term will expire at the 2001 Annual Meeting; and Class III, whose term will expire at the 2002 Annual Meeting. At the 2000 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2003 or until his or her respective successor is elected and qualified. The Board of Directors has selected two nominees as the nominees for Class I. The nominees for the Board of Directors are both currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

  Set forth below is information regarding the nominees, including their ages as of March 31, 2000, their positions and offices held with the Company and certain biographical information.

                                                 Positions and Offices Held with
Nominees                                     Age           the Company
--------                                     --- -------------------------------
Joseph A. Marengi...........................  46 Director
Steven G. Papermaster(1)....................  41 Director

--------
(1) Member of Audit Committee

  Joseph A. Marengi has served as a director of Vignette since July 1999. Mr. Marengi, who is a Senior Vice President with Dell Computer Corporation reporting to the Office of the Chief Executive Officer, is responsible for the Dell Americas units serving enterprise, large corporate and medium-sized business customers. Prior to joining Dell in July 1997, Mr. Marengi worked with Novell, Inc., most recently serving as President and Chief Operating Officer. He joined Novell in 1989, beginning as director of the Eastern region and moving through successive promotions to become executive vice president of worldwide sales and field operations. Mr. Marengi received a Bachelor of Arts in Public Administration from the University of Massachusetts, Boston, and a master's degree in Management from the University of Southern California.

  Steven G. Papermaster has served as a director of Vignette since September 1998. Mr. Papermaster has served as the Chairman of Powershift Group, a technology venture development group, since 1996. He is also Chairman of Perficient, Inc., a provider of professional services to Internet software companies, as well as a director of several privately held companies. Mr. Papermaster was the Founder, Chairman and Chief Executive Officer of BSG Corporation, a system integration company, from 1987 to 1996. Mr. Papermaster also founded Enterprise Technology Institute in 1990. He received his Bachelor of Arts in Finance from the University of Texas at Austin.

  Set forth below is information regarding the continuing directors of the Company, including their ages as of March 31, 2000, their positions and offices held with the Company and certain biographical information.

Nominees                  Age         Positions and Offices Held with the Company
--------                  ---         -------------------------------------------
Gregory A. Peters(3)....   39 President, Chief Executive Officer and Chairman of the Board
Robert E. Davoli(2).....   51 Director
John D. Thornton(1)(2)..   34 Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Stock Option Committee

  Gregory A. Peters has served as our Chief Executive Officer and President and as a director since June 1998 and has served as the Chairman of the Board since January 2000. From October 1997 to May 1998, Mr. Peters served as Chief Executive Officer and President of Logic Works, Inc., a software company. Mr. Peters joined Logic Works as Chief Financial Officer and Executive Vice President, Finance and Operations in August 1996 and served as Acting President and Chief Executive Officer from April 1997 to October 1997. From April 1994 to August 1996, Mr. Peters served as Chief Financial Officer, Treasurer and Senior Vice President, and from 1992 to March 1994, as Controller and Treasurer, at Micrografx, Inc., a Windows-based graphics software company. From 1990 to 1992, Mr. Peters held various financial positions at DSC Communications Corporation, a telecommunications company. Mr. Peters is a Certified Public Accountant and received his Bachelor of Arts degree in Business Administration from Rhodes College in Memphis, Tennessee.

  Robert E. Davoli has served as a director of Vignette since February 1996. Mr. Davoli has served as General Partner of Sigma Partners, a venture capital firm, since January 1995. He served as President and Chief Executive Officer of Epoch Systems, a client-server software company, from February 1993 to September 1994. From May 1986 through June 1992, Mr. Davoli was the President and Chief Executive Officer of SQL Solutions, a relational database management systems consulting and tools company that he founded and sold to Sybase, Inc. in January 1990. He is a director of ISS Group, Inc., a network security software company, which is publicly held, and he serves as a director of several privately held companies. Mr. Davoli received a Bachelor of Arts in History from Ricker College.

  John D. Thornton has served as a director of Vignette since February 1996. Mr. Thornton is a General Partner of Austin Ventures, a venture capital firm, where he has been since 1991. Mr. Thornton serves as a director of Garden.com, an e-commerce gardening company, MetaSolv Software, Inc., a telecommunications software company, and Mission Critical Software, an enterprise software company, as well as several privately held companies. He joined Austin Ventures from McKinsey & Co., where he served clients in the United States and Europe. He received a Bachelor of Arts with honors from Trinity University and a Master of Business Administration from the Stanford Graduate School of Business.

Board of Directors Meetings and Committees

  During the fiscal year ended December 31, 1999, the Board of Directors held seven (7) meetings and acted by written consent in lieu of a meeting on seventeen (17) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

  During the fiscal year ended December 31, 1999, the Audit Committee of the Board of Directors held one (1) meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Papermaster and Thornton.

  During the fiscal year ended December 31, 1999, the Compensation Committee of the Board of Directors held one (1) meeting and acted by written consent in lieu of a meeting on twenty-two (22) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan and Supplemental Stock Option Plan. The members of the Compensation Committee are Messrs. Davoli and Thornton.

  During the fiscal year ended December 31, 1999, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on forty-three (43) occasions. The Stock Option Committee approves stock option grants to employees and consultants of the Company who are not officers up to a maximum number of shares set by the Board of Directors. Mr. Peters was the sole member of the Stock Option Committee during 1999.

Director Compensation

  Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

  Non-employee Board members are eligible for option grants pursuant to the provisions of the Company's 1999 Non-Employee Director Option Plan. Under the 1999 Non-Employee Director Option Plan, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 50,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. The option price for each option grant under the 1999 Non-Employee Director Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. Each option becomes exercisable for 25% of the option shares after one year of Board service and with respect to the balance of the shares in equal quarterly installments over the three years thereafter. In August 1998, Mr. Papermaster was granted an option to purchase 98,372 shares of our common stock at an exercise price of $2.41 per share subject to a four year vesting schedule in connection with his appointment to the Board. In July 1999, Mr. Marengi was granted a fully vested option to purchase 50,000 shares of our common stock at an exercise price of $24.00 per share. Pursuant to the 1999 Non-Employee Director Option Plan, each of Messrs. Davoli, Marengi, Papermaster and Thornton will be granted options to purchase 5,000 shares of Common Stock on May 15, 2000.

  Directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1999 Non-Employee Director Option Plan and are also eligible to participate in the Company's Employee Stock Purchase Plan and the Executive Bonus Plan.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 29, 2000, certain information known to the Company regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and the five other highest paid executive officers of the Company, and (iv) the directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the shares are issuable pursuant to stock options that are exercisable within sixty (60) days of February 29, 2000. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 63,637,096 shares of Common Stock outstanding as of February 29, 2000. Unless otherwise indicated, the address for each listed stockholder is: c/o Vignette Corporation, 901 South Mopac Expressway, Austin, Texas 78746. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

                                                          SHARES BENEFICIALLY
                                                              OWNED AS OF
                                                           FEBRUARY 29, 2000
                                                          --------------------
                                                          NUMBER OF PERCENTAGE
   BENEFICIAL OWNER                                        SHARES    OF CLASS
   ----------------                                       --------- ----------
   Putnam Investments, Inc.(1)........................... 3,714,604    5.84%
   FMR Corp.(2).......................................... 8,643,652   13.58%
   Gregory A. Peters(3).................................. 2,085,870    3.18%
   William R. Daniel(4)..................................   416,588       *
   Bradley V. Husick(5)..................................   161,198       *
   Philip C. Powers(6)...................................   325,712       *
   Richard L. Schwartz(7)................................    52,024       *
   Michael J. Vollman(8).................................   759,055    1.19%
   Robert E. Davoli......................................   288,703       *
   Joseph A. Marengi(9)..................................    34,800       *
   Steven G. Papermaster(10).............................    98,372       *
   John D. Thornton(11)..................................   119,862       *
   All current directors and executive officers as a
    group (12 persons)(12)............................... 4,661,409    6.95%

--------
  * Less than 1% of the outstanding shares of Common Stock.
 (1) As reported in a Schedule 13G filed on February 18, 2000. Putnam Investments, Inc. has shared power to vote or to direct the vote as to 24,614 shares and shared power to dispose of or to direct the disposition of 3,714,604 shares. Putnam Investment, Inc.'s address is One Post Office Square, Boston, Massachusetts 02109.
 (2) As reported in a Schedule 13G/A filed on February 14, 2000. FMR Corp. has the sole power to vote or to direct the vote as to 806,542 shares and the sole power to dispose of or to direct the disposition of 8,643,652 shares. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.
 (3) Includes options immediately exercisable for 2,052,608 shares.
 (4) Includes options immediately exercisable for 275,019 shares.
 (5) Includes 155,028 shares held by The Husick Family Trust.
 (6) Includes options immediately exercisable for 260,544 shares.
 (7) Includes options immediately exercisable for 37,762 shares.

 (8) Includes options immediately exercisable for 248,012 shares.
 (9) Includes options immediately exercisable for 34,800 shares.
(10) Includes options immediately exercisable for 98,372 shares.
(11) Includes options immediately exercisable for 67,630 shares.
(12) Includes options immediately exercisable for 3,393,972 shares.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1999 Equity Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

  For the 1999 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

  GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and
(iii) long-term stock-based incentive awards.

  BASE SALARY. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

  In preparing the performance graph for this Proxy Statement, the Company has selected the Chase H&Q Internet 100 Index. The companies included are not necessarily those reviewed by the Company in determining executive compensation levels.

  ANNUAL CASH BONUSES. Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives and are based on a percentage of the individual's base salary. The corporate goals set for the 1999 bonuses were based on the achievement of quarterly and annual revenue and income targets.

  LONG-TERM INCENTIVE COMPENSATION. During fiscal 1999, the Committee, in its discretion, made option grants to Messrs. Daniel, Powers, Schwartz and Vollman under the 1999 Equity Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, a significant grant was made to Mr. Schwartz in 1999 when he commenced employment. Grants were also made to Messrs. Daniel, Powers and Vollman in 1999. The grants made to Messrs. Daniel, Powers and Vollman were made in recognition of their years of service with the Company and their performance in the recent period.

  Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

  CEO COMPENSATION. The annual base salary for Mr. Peters, the Company's President, Chief Executive Officer and Chairman of the Board, was established by the Committee in 1998 in connection with his commencement of employment.

  The remaining components of the Chief Executive Officer's 1999 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. The option grant made to the Chief Executive Officer during the 1999 fiscal year was based on the factors discussed above. The bonus award was intended to place a significant portion of Mr. Peters' total compensation at risk, because the bonus will provide little or no compensation unless Company performance achieves agreed-upon thresholds.

  TAX LIMITATION. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee
                                          Robert E. Davoli
                                          John D. Thornton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors was formed in May 1998, and the members of the Compensation Committee are Messrs. Davoli and Thornton. Neither of these individuals was at any time during 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

  The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between February 19, 1999 (the date the Company's Common Stock commenced public trading) and December 31, 1999 with the cumulative total return of (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Chase H&Q Internet 100 Index, over the same period. This graph assumes the investment of $100.00 on February 19, 1999 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the Chase H&Q Internet 100 Index, and assumes the reinvestment of dividends, if any.

  The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Hambrecht & Quist LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

       Comparison of Cumulative Total Return Among Vignette Corporation, the Nasdaq Stock Market-U.S. Index and the Chase H&Q Internet 100 Index



                                    [Graph]
--------
* $100 invested on 2/19/99 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

                                                              2/19/99 12/31/99
                                                              ------- ---------
      Vignette Corporation................................... $100.00 $1,715.79
      Nasdaq Stock Market-U.S. Index......................... $100.00    177.82
      Chase H&Q Internet 100 Index........................... $100.00    280.70

  The Company effected its initial public offering of Common Stock on February 19, 1999 at a price of $9.50 per share (as adjusted to reflect the 1999 Stock Split but not the 2000 Stock Split). The graph above, commences with the price of $9.50 per share (as adjusted to reflect the 1999 Stock Split but not the 2000 Stock Split) on February 19, 1999.

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of 1999 and one other former officer (collectively, the "Named Officers"), each of whose aggregate compensation for 1999 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                              ANNUAL COMPENSATION     COMPENSATION
                              --------------------    ------------
                                                       NUMBER OF
                                                       SECURITIES
NAME AND PRINCIPAL                                     UNDERLYING     ALL OTHER
POSITION                 YEAR SALARY $(1) $ BONUS       OPTIONS    COMPENSATION(2)
------------------       ---- ----------- --------    ------------ ---------------
Gregory A. Peters....... 1999  $175,000   $ 63,733             0       $11,339
 President, Chief Execu-
  tive Officer and
  Chairman of the Board  1998    93,558     18,750     2,336,742        22,298

William Daniel.......... 1999   142,385     42,488       100,000        37,760
 Senior Vice President,
  Product Operations     1998    12,692          0       354,142            73

Philip C. Powers........ 1999   150,000     81,580       100,000         3,050
 Senior Vice President,
  Professional Services  1998    49,039     18,750       275,444           213

Richard L. Schwartz..... 1999    85,481     93,678       300,000             0
 Vice President, Emerg-
  ing Technology         1998         0          0             0             0

Michael J. Vollman...... 1999   135,000    254,394(3)    100,000        15,764
 Senior Vice President,
  Sales and Services     1998   117,404     86,250       769,438        61,304

Bradley Husick.......... 1999   125,000     59,438             0             0
 Former Vice President,
  Standards              1998   125,000     17,187             0           216

--------
(1) Salary includes amounts deferred under the Company's 401(k) Plan.
(2) Represents life insurance premiums and relocation expenses paid by the Company.
(3) Includes commission for 1999 of $220,388.

  The following table contains information concerning the stock option grants made to each of the Named Officers for 1999. No stock appreciation rights were granted to these individuals during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                     POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS(1)               VALUE AT ASSUMED
                         -------------------------------------------   ANNUAL RATES OF
                         NUMBER OF   % OF TOTAL                          STOCK PRICE
                         SECURITIES   OPTIONS    EXERCISE              APPRECIATION FOR
                         UNDERLYING   GRANTED     PRICE                 OPTION TERM(3)
                          OPTIONS   TO EMPLOYEES   PER    EXPIRATION --------------------
NAME                      GRANTED    IN 1992(2)   SHARE      DATE       5%        10%
----                     ---------- ------------ -------- ---------- --------- ----------
Gregory Peters..........        0        --       $  --         --   $      -- $       --
William Daniel..........  100,000       1.1%      25.19     6/4/07   1,202,710  2,880,700
Philip Powers...........  100,000       1.1%      33.03     7/8/07   1,577,035  3,777,274
Richard Schwartz........  300,000       3.3%      35.88     7/1/07   5,139,330 12,309,590
Michael J. Vollman......  100,000       1.1%      25.19     6/3/07   1,202,710  2,880,700
Bradley Husick..........        0        --          --         --          --         --

--------
(1) The options disclosed in the table were granted on various dates eight years prior to the expiration dates shown. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of eight years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Except as otherwise noted, the options listed in the table become exercisable for 25% of the shares after one year of service from the designated vesting date and for the balance in a series of quarterly installments over the three year period thereafter. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Any options that are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.
(2) Based on an aggregate of 9,080,258 options granted in 1999 to all employees.
(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

  The following table sets forth information concerning option exercises in 1999 and option holdings as of the end of the 1999 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                     Value
                                   Realized
                                    (Market
                                   Price at     Number of Securities       Value of Unexercised
                          Shares   Exercise    Underlying Unexercised      In-the-Money Options
                         Acquired    Less         Options at FY-End            At FY-End(1)
                            on     Exercise   ------------------------- --------------------------
Name                     Exercise   Price)    Exercisable Unexercisable Exercisable  Unexercisable
----                     -------- ----------- ----------- ------------- ------------ -------------
Gregory Peters.......... 237,600  $24,577,344  2,099,142           0    $341,047,601  $        0
William Daniel..........  30,000    3,103,200    324,142     100,000      51,804,374  13,781,000
Philip C. Powers........  68,860    3,672,014    285,282     100,000      45,752,839  12,997,000
Richard Schwartz........       0            0          0     300,000               0  38,136,000
Michael J. Vollman......       0            0    217,998     100,000      35,007,917  13,781,000
Bradley Husick..........       0            0          0           0               0           0

--------
(1) Based on the fair market value of the Company's Common Stock at year-end ($163.00) per share less the exercise price payable for such shares. A portion of the shares exercisable under the options noted above are subject to repurchase by the Company at the exercise price paid per share if the optionee leaves the Company's employ prior to full vesting.

  Bonus Plan. The Company has an executive bonus program pursuant to which bonuses will be paid to executive officers based on individual and Company performance targets. In addition, certain non-executive employees will receive quarterly and annual bonuses if the Company meets its performance targets. The Company's performance targets are based on meeting revenue and income levels on a quarterly and annual basis.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

  None of the Company's executive officers have employment or severance agreements with the Company, except as described below, and their employment may be terminated at any time at the discretion of the Board of Directors.

  The Compensation Committee has the authority under the 1999 Equity Incentive Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by the Chief Executive Officer and the Company's other executive officers. Such acceleration may be conditioned on the optionee's termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile take-over of the Company effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

  In addition, Vignette extended offers of employment to Joel Katz on March 8, 1999, Richard Schwartz on June 28, 1999, and Cal Killen on August 30, 1999 which provide for a severance payment in the amount of six months of base salary if the officer's employment is involuntarily terminated without cause.

                                PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

  In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

  Ernst & Young LLP has audited the Company's financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

  The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon
(i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Peter Klante, Ross Garber, Pany Christoforou, Sherry Atherton, Robert Davoli, Philip Powers, and Bradley Husick each filed one form three days late and John Thornton filed one form thirty-three days late.

                                   FORM 10-K

  THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO VIGNETTE CORPORATION, 901 SOUTH MOPAC EXPRESSWAY, AUSTIN, TEXAS 78746, ATTN: DAVID EGENOLF.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 14, 2000, in order to be included. Such stockholder proposals should be addressed to Vignette Corporation, 901 South Mopac Expressway, Austin, Texas 78746, Attn: David Egenolf.

                                 OTHER MATTERS

  The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                                    /s/ Joel G. Katz
                                                      Joel G. Katz
                                                        Secretary

Austin, Texas
April 13, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

  THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                        VIGNETTE CORPORATION                         PROXY

                901 SOUTH MOPAC EXPRESSWAY, AUSTIN, TEXAS 78746

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF VIGNETTE CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2000

  The undersigned holder of Common Stock, par value $.01, of Vignette Corporation (the "Company") hereby appoints Gregory A. Peters and Joel G. Katz, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 15th, 2000 at 9:00 a.m. local time, at the Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

  This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   (Reverse)
                             VIGNETTE CORPORATION

                 PLEASE MARK
[X]           VOTES AS IN THIS
                   EXAMPLE
1. To elect the following directors to serve for a term           2. To ratify the appointment of Ernst & Young LLP as the
   ending upon the 2003 Annual Meeting of Stockholders or            Company's independent accountants for the fiscal year ending
   until their successors are elected and qualified:                 December 31, 2000.

NOMINEES:  Joseph A. Marengi and Steven G. Papermaster

FOR      WITHHELD     For all nominees, except for nominees            FOR                   WITHHELD                  ABSTAIN
                      written below.
[ ]        [ ]                       [ ]                               [ ]                     [ ]                       [ ]
                      _______________________
                      Nominee exception(s).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:_________________________________________  Signature (if held jointly):_________________________________________

Date:__________________________, 2000

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.